HCSB FINANCIAL CORPORATION

3640 Ralph Ellis Boulevard

Loris, SOUTH CAROLINA 29569

SUBSCRIPTION AGREEMENT

TO:	HCSB Financial Corporation
Attn: Edward S. Loehr, Jr.
3640 Ralph Ellis Boulevard
Loris, South Carolina 29569

Ladies and Gentlemen:

You have informed me that HCSB Financial Corporation, a South Carolina corporation (the “Company”), is offering up to 23,384,301 shares of its common stock at a price of $0.10 per share to our shareholders, employees and others in our community, as provided herein and as described in and offered pursuant to the prospectus dated [•], 2016 (the “Prospectus”) and furnished with this Subscription Agreement (this “Agreement”).

This offering will expire upon the earlier of the sale of all 23,384,301 shares of common stock or at 5:00 p.m., Eastern Standard time, on [_________], 2016, unless extended for up to an additional 30 days by the Company’s Board of Directors (the “Expiration Date”).

1.      Subscription. Subject to the terms and conditions included, the undersigned tenders this Agreement, together with payment in United States currency by check payable to “HCSB Financial Corporation” or by wire transfer to “HCSB Financial Corporation, [•],” representing the payment of $0.10 per share for the number of shares of common stock indicated below. The total subscription price must be paid at the time this Agreement is executed.

2.      Acceptance of Subscription. The undersigned acknowledges that this Agreement, along with payment in full for the number of shares of common stock indicated below, must be received by the Company on or before the Expiration Date, and that the Company reserves the right to accept any subscriptions or payments in its sole discretion. It is understood and agreed that the Company shall have the right to accept or reject this Agreement in whole or in part, for any reason whatsoever. The Company may reduce the number of shares for which the undersigned has subscribed, indicating acceptance of less than all of the shares subscribed on its written form of acceptance.

3.      Agreements and Acknowledgments.

(i)      The undersigned acknowledges that he or she has received a copy of the Prospectus. This Agreement creates a legally binding obligation and the undersigned agrees to be bound by the terms of this Agreement.

(ii)      The undersigned acknowledges that the Company has valuable net operating loss (“NOL”) carry-forwards, the use of which would be limited if the Company were to experience an “ownership change” under Section 382 of the Internal Revenue Code as a result of the transfer of the shares of common stock issuable hereunder, and, accordingly, the undersigned further acknowledges that any prospective transferee of the shares will be required to provide the Company’s transfer agent with a representation letter substantially in the form attached hereto as Exhibit B and each of the stock certificates issued in connection with this offering will contain a legend to ensure that a prospective transferee is aware of this requirement. In addition, the undersigned acknowledges that, contemporaneously with the execution and delivery of this Agreement, the undersigned will execute and deliver a letter agreement, substantially in the form attached hereto as Exhibit A, pursuant to which, among other things, until the third anniversary of the closing of the offering, the undersigned will agree to consult with the Company at least 10 days prior to any proposed purchase or sale of shares regarding the potential adverse tax impact that the purchase or sale could have on the NOLs and, if requested by the Company, to provide to the other party to the proposed purchase or sale any disclosure prepared by the Company describing the potential adverse tax impact. The undersigned further acknowledges that any attempted transfer in violation of the notice requirement set forth herein and otherwise acknowledged herein shall not be valid and binding upon the Company, and the Company shall be entitled to refuse to register the name of any transferee of such shares of common stock as a shareholder of the Company on its records if the transfer of such shares was effected without compliance with these provisions. Notwithstanding the foregoing, the Company shall have the right to waive this prior notice requirement for any reason in its sole discretion.

(iii)      The undersigned certifies that, with respect to the offering, the undersigned:

(a)	has reached its own decision to invest in the Company independently from any other purchaser, and from any advisor to the Company;

(b)	has not entered into any agreement or understanding with any other purchaser to act in concert for the purpose of exercising a controlling influence over the Company, including any agreements or understandings regarding the voting or transfer of shares of the Company;

(c)	has not shared with any other purchaser proprietary due diligence materials with respect to the Company prepared by it or its investment manager or any of its other advisors or representatives (acting in their capacity as such);

(d)	has not received proprietary due diligence materials with respect to the Company prepared by any of the other purchasers or any of their advisors or representatives;

(e)	has not been induced by any other purchaser to purchase shares in the offering;

(f)	has not been influenced in its decision to invest by the identity of any other purchaser;

(g)	has not entered into any agreement with another purchaser with respect to the offering;

(h)	is not affiliated with any of the other purchasers;

(i)	is not advised or managed by an advisor or manager that advises or manages any of the other purchasers;

(j)	has not been notified of or provided the opportunity to participate in the offering pursuant to the terms of any agreement or informal understanding with any of the other purchasers and was not required by the terms of any agreement or informal understanding to so notify any of the other purchasers;

(k)	has not been induced by any of the other purchasers to enter into any agreement with respect to the offering or to purchase shares in the offering;

(l)	has not induced any other purchasers to enter into any agreement;

(m)	has not engaged as part of a group consisting of substantially the same entities as the other purchasers, in substantially the same combination of interests, in any additional banking or non-banking activities or ventures in the United States;

(n)	has not paid, and will not pay, any fees to any other purchasers in connection with the offering;

(o)	to the extent that it files a Schedule 13D or 13G with the Securities and Exchange Commission with respect to shares owned by it and other purchasers, it will not expressly affirm the existence of a “group,” but rather will disclaim the existence of a “group” by checking row 2(b) of such Schedule 13D or 13G;

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(p)	the amount of shares that it acquires in the offering will not be based on the amount of shares acquired by any other purchaser;

(q)	to the extent a member of management (or any existing member of the Board of Directors) influenced its decision to invest, the influence was because of such individual’s (i) professional competence, and (ii) activities in marketing the Company to potential investors, not because such individual(s) represented any particular group of management as compared to any other potential management group; and

(r)	if the natural person executing this Agreement below is executing on behalf of a corporate entity which is the undersigned purchaser, then such natural person is duly authorized agent of the undersigned purchaser.

4.      Revocation. The undersigned agrees that once this Agreement is tendered to the Company, it may not be withdrawn and that this Agreement shall survive the death or disability of the undersigned.

By executing this Agreement, the subscriber is not waiving any rights he or she may have under federal securities laws, including the Securities Act of 1933 and the Securities Exchange Act of 1934.

The shares of common stock offered here are not savings accounts or savings deposits accounts and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency.

(Signatures appear on the following page.)

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Please indicate in the space provided below the exact name or names and address in which the stock certificate representing shares subscribed for hereunder should be registered.

______________________________________ Number of Shares Subscribed For	___________________________________________ Name or Names of Subscribers (Please Print)

$_____________________________________	___________________________________________
Total Subscription Price at	Please indicate form of ownership desired (individual,
$0.10 per share	joint tenants with right of survivorship, tenants in common, trust corporation, partnership, custodian, etc.)

Date:_____________________________	___________________________(L.S.)
Signature of Subscriber(s)
_________________________________	___________________________(L.S.)
Social Security Number or Federal	Signature of Subscriber(s)
Taxpayer Identification Number

Street (Residence) Address:

_________________________	_________________________ Home Phone Number
_________________________
_________________________ City, State and Zip Code	_________________________ Business Phone Number

_________________________ Email Address	_________________________ Cellular Phone Number

When signing as attorney, trustee, administrator, or guardian, please give your full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. In the case of joint tenants or tenants in common, each owner must sign.

TO BE COMPLETED BY HCSB FINANCIAL CORPORATION:

Accepted as of ______________, _______, as to ______ shares.

HCSB FINANCIAL CORPORATION

__________________________________ By:
Title:

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FEDERAL INCOME TAX BACKUP WITHHOLDING

In order to prevent the application of federal income tax backup withholding, each subscriber must provide the Company with a correct Taxpayer Identification Number (“TIN”). An individual’s social security number is his or her TIN. The TIN should be provided in the space provided in the Substitute Form W-9 below.

Under federal income tax law, any person who is required to furnish his or her correct TIN to another person, and who fails to comply with such requirements, may be subject to a $50 penalty imposed by the IRS.

Backup withholding is not an additional tax. Rather, the tax liability of persons subject to backup withholding will be reduced by the amount of tax withheld. If backup withholding results in an overpayment of taxes, a refund may be obtained from the IRS. Certain taxpayers, including all corporations, are not subject to these backup withholding and reporting requirements.

If the shareholder has not been issued a TIN and has applied for a TIN or intends to apply for a TIN in the near future, “Applied For” should be written in the space provided for the TIN on the Substitute Form W-9.

SUBSTITUTE FORM W-9

Under penalties of perjury, I certify that: (i) The number shown on this form is my correct Taxpayer Identification Number (or I am waiting for a Taxpayer Identification Number to be issued to me), and (ii) I am not subject to backup withholding because: (a) I am exempt from backup withholding; or (b) I have not been notified by the Internal Revenue Service (“IRS”) that I am subject to backup withholding as a result of a failure to report all interest or dividends; or (c) the IRS has notified me that I am no longer subject to backup withholding.

You must cross out item (ii) above if you have been notified by the IRS that you are subject to backup withholding because of underreporting interest or dividends on your tax return. However, if after being notified by the IRS that you were subject to backup withholding you received another notification from the IRS that you are not longer subject to backup withholding, do not cross out item (ii).

Each subscriber should complete this section.

Signature of Subscriber	Signature of Subscriber

Printed Name	Printed Name

Social Security or Employer Identification No.	Social Security or Employer Identification No.

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EXHIBIT A

Form of Transferee Letter

[●], 2016

HCSB Financial Corporation

5009 Broad Street

Loris, SC 29569

RE:	Purchase of ___ shares of Common Stock of HCSB Financial Corporation (the “Purchased Shares”)

Ladies and Gentlemen:

I acknowledge that the Company has valuable net operating loss carry-forwards the use of which would be limited if the Company were to experience an “ownership change” under Section 382 of the Internal Revenue Code, and accordingly, I hereby certify that, following this purchase of the Purchased Shares, either:

_____ I will not be a 5% Shareholder of the Company;

_____ I am or pursuant to this transfer will become a 5% Shareholder of the Company, but the Company has delivered a letter to the Company’s transfer agent stating that my attainment of 5% Shareholder status will not jeopardize or endanger the Company’s utilization of the Tax Benefits or is otherwise in the best interests of the Company; or

_____ I do not meet either of the foregoing qualifications, and I acknowledge that my acquisition of the Purchased Shares may cause a material and irreparable economic harm to the Company and the value of the Purchase Shares that I am acquiring.

For purposes of this letter, the following definitions shall apply:

“5% Shareholder” means (i) a Person or group of Persons that is a “5-percent shareholder” of the Company pursuant to Treasury Regulation Section 1.382-2T(g) or (ii) a Person that is a “first tier entity” or “higher tier entity” (as such terms are defined in Treasury Regulation Section 1.382-2T(f)) of the Company if that Person has a “public group” or individual, or a “higher tier entity” of that Person has a “public group” or individual, that is treated as a “5-percent shareholder” of the Company pursuant to Treasury Regulation Section 1.382-2T(g).

“Person” means any individual, firm, corporation, partnership, trust association, limited liability company, limited liability partnership, governmental entity, or other entity, or any group of Persons making a “coordinated acquisition” of shares or otherwise treated as an entity within the meaning of Treasury Regulation Section 1.382-3(a)(1)(i) and shall include any successor (by merger or otherwise) of any such entity.

“Section 382” means Section 382 of the Code, or any comparable successor provision.

“Subsidiary” of any Person means any other Person of which securities or other ownership interests having ordinary voting power, in the absence of contingencies, to elect a majority of the board of directors or other Persons performing similar functions are at the time directly or indirectly owned by such first Person.

“Tax Benefits” means the net operating loss carryovers, capital loss carryovers, general business credit carryovers, alternative minimum tax credit carryovers and foreign tax credit carryovers, as well as any loss or deduction attributable to a “net unrealized built-in loss” within the meaning of Section 382, of the Company or any of its Subsidiaries.

“Treasury Regulation” means any final, proposed or temporary regulation of the Department of Treasury under the Code and any successor regulation.

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In connection with the matters described above, I acknowledge that the Company is relying on the statements made herein.

Very truly yours,

By:
Name:
Title:

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EXHIBIT B

Form of Prior Notice Letter

HCSB Financial Corporation

5009 Broad Street

Loris, SC 29569

[●], 2016

To Purchaser Named Below

Ladies and Gentlemen:

Reference is made to that certain Subscription Agreement, dated _________, 2016 (the “Subscription Agreement”), between HCSB Financial Corporation, a South Carolina corporation (the “Company”), and the purchaser identified on the signature page thereto (the “Purchaser”). In connection with the execution and delivery of the Subscription Agreement, the Company and the Purchaser are contemporaneously entering into this agreement (the “Prior Notice Letter Agreement”) and, as such, the parties hereto acknowledge and agree that this Prior Notice Letter Agreement shall remain in full force and effect until the third anniversary of the closing of the offering (the “Closing”), notwithstanding the execution and delivery of the Subscription Agreement.

The Company and the undersigned Purchaser hereby agree as follows:

1.      The Company has valuable net operating loss (“NOL”) carry-forwards the use of which would be limited if the Company were to experience an “ownership change” under Section 382 of the Internal Revenue Code. Accordingly, until the third anniversary of the Closing, the undersigned Purchaser agrees to consult with the Company at least 10 days prior to any proposed purchase or sale of shares of common stock purchased in the offering as set forth on the signature page of the Subscription Agreement (the “Shares”) regarding the potential adverse tax impact that the purchase or sale could have on the NOLs and, if requested by the Company, to provide to the other party to the proposed purchase or sale any disclosure prepared by the Company describing the potential adverse tax impact.

2.      The undersigned Purchaser further acknowledges that the Company will place a legend similar to the following on each of the stock certificates issued in connection with the offering to ensure that a prospective transferee is aware of this notice requirement:

UNTIL THE THIRD ANNIVERSARY OF THE ISSUANCE OF THE SHARES REPRESENTED BY THIS CERTIFICATE, THE HOLDER OF THIS CERTIFICATE MUST COMPLY WITH THE NOTICE REQUIREMENT SET FORTH IN THE APPLICABLE SUBSCRIPTION AGREEMENT PRIOR TO ANY PURCHASE OR SALE OF SHARES.

3.      The undersigned Purchaser further acknowledges that any attempted transfer in violation of the notice requirement set forth in Section 3(ii) of the Subscription Agreement and otherwise acknowledged herein shall not be valid and binding upon the Company, and the Company shall be entitled to refuse to register the name of any transferee of such Shares as a shareholder of the Company on its records if the transfer of such Shares was effected without compliance with these provisions. Notwithstanding the foregoing, the Company shall have the right to waive this prior notice requirement for any reason in its sole discretion.

4.       This Prior Notice Letter Agreement and all acts and transactions pursuant hereto shall be governed, construed and interpreted in accordance with the laws of the State of South Carolina without giving effect to principles of conflicts of laws.

5.       This Prior Notice Letter Agreement constitutes a valid and binding agreement of the Company and the undersigned Purchaser and shall survive the execution and delivery of the Subscription Agreement. In the event of any conflict between the provisions of this Prior Notice Letter Agreement and the provisions of the Subscription Agreement, the provisions of this Prior Notice Agreement shall prevail and be given effect.

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6.       This Prior Notice Letter Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, with the same effect as if all parties had signed the same document. All such counterparts will be deemed an original, will be construed together and will constitute one and the same instrument.

IN WITNESS WHEREOF, the parties have executed this Prior Notice Letter as of the date first above written.

HCSB FINANCIAL CORPORATION

By:
Name:
Title:

Agreed and acknowledged as of the date first above written:

By:
Name:
Title:

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